Exhibit 10.16

BRIDGEPOINT EDUCATION, INC.
AMENDMENT TO PERFORMANCE STOCK UNIT AGREEMENT
This Amendment to the Performance Stock Unit Agreement (the “Amendment”) of Andrew S. Clark (“Participant”) is entered into by and between Participant and Bridgepoint Education, Inc. (the “Company”).
WHEREAS, Participant was granted an award of Performance Stock Units (“PSUs”) under the Company’s 2009 Stock Incentive Plan, as amended and restated (the “Plan”) on December 18, 2014 that was memorialized pursuant to a Performance Stock Unit Agreement between Participant and the Company (the “Award Agreement”);
WHEREAS, Participant and the Company have executed an amended and restated Employment Agreement of even date herewith (the “Employment Agreement”); and
WHEREAS, the Company and Participant desire to amend the Award Agreement to address the vesting of the PSUs upon and following a Change of Control (as defined in the Employment Agreement).
NOW, THEREFORE, Participant and the Company agree that the Award Agreement will be, and hereby is, amended as follows:
1.Vesting in Connection with a Change of Control. If Participant is still in the service of the Company upon the consummation of a Change of Control, PSUs will be treated as follows:
(a)    With respect to the portion of the PSUs that are to vest upon the achievement of Stock Price Performance Goals (as defined in the Award Agreement) and that remain eligible to vest as of the Change of Control, the date of the Change of Control and the price per share to be paid to holders of Company common stock in connection with the Change of Control will be the basis for determining whether and to what extent the Stock Price Performance Goal has been achieved with respect to the calendar year in which the Change of Control occurs, as well as any future calendar year Stock Price Performance Goals. Further, the “Vesting Date” for any PSUs for which the Stock Price Performance Goals are achieved in accordance with this subsection (a) will be the date Change of Control with settlement of the PSUs to occur on or as soon as practicable following the Change of Control, but in no event later than ten (10) business days following the date of the Change of Control. To the extent the Stock Price Performance Goals are not achieved as of the date of the Change of Control, the corresponding PSUs will terminate and be cancelled for no consideration, and Participant will have no further rights with respect thereto. For avoidance of doubt, if the Stock Price Performance Goals have not been achieved for any calendar year prior to the calendar year during which the Change of Control occurs, the PSUs will not become eligible to vest upon or as a result of the Change of Control and will terminate and be cancelled (to the extent not previously terminated and cancelled) for no consideration and Participant will have no further rights with respect thereto.
(b)    With respect to the portion of the PSUs that are to vest upon the achievement of EPS Performance Goals (as defined in the Award Agreement), to the extent the

Exhibit 10.16

Stock Price Performance Goal in subsection (a) for an applicable calendar year is achieved, then the PSUs that were to vest with respect to EPS Performance Goals for those corresponding calendar years will convert into a Time-Based Equity Award (as defined in the Employment Agreement) and will vest at the end of the calendar years to which the EPS Performance Goal relates, subject to Participant’s continued Service (as defined in the Plan) through such date, and will be eligible for vesting acceleration as set forth in Sections 7(b) and 7(d) of the Employment Agreement. If the Stock Price Performance Goals with respect to an applicable calendar year are not achieved under subsection (a), the PSUs that were to vest with respect to EPS Performance Goals for that corresponding calendar year will terminate and be cancelled for no consideration, and Participant will have no further rights with respect thereto.
2.    Full Force and Effect. To the extent not expressly amended hereby, the Award Agreement will remain in full force and effect.
3.    Counterparts. This Amendment may be executed in counterparts, all of which together will constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.
4.    Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
5.    Entire Agreement. This Amendment, together with the Award Agreement (to the extent not amended hereby), the Plan, and the Employment Agreement represent the entire agreement of the parties and will supersede any and all previous contracts, arrangements or understandings between the parties with respect to the PSUs.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth below.

PARTICIPANT	BRIDGEPOINT EDUCATION, INC.

/s/ Andrew S. Clark	/s/ Diane L. Thompson
Signature	Signature

Andrew S. Clark	Diane L. Thompson
Print Name	Print Name

March 9, 2015	SVP, Secretary and General Counsel
Date	Print Title

March 9, 2015
Date